UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                      Securities and Exchange Act of 1934

Filed by the Registrant [X}
Filed by a Party other than the Registrant [ }

Check the Appropriate Box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Materials Pursuant to Section 240.14a-12


                           SMITHWAY MOTOR XPRESS CORP.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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

                           SMITHWAY MOTOR XPRESS CORP.
                                2031 Quail Avenue
                             Fort Dodge, Iowa 50501
                   __________________________________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 14, 2004
                   __________________________________________

To Our Stockholders:

     The 2004 Annual Meeting of Stockholders (the "Annual Meeting") of Smithway Motor Xpress Corp., a Nevada corporation (the "Company," "we," "us," or "our"), will be held at our headquarters located at 2031 Quail Avenue, Fort Dodge, Iowa 50501, at 10:00 a.m. Central Time, on Friday, May 14, 2004, for the following purposes:

     1.   To consider and act upon a proposal to elect four (4) directors;

     2. To consider and act upon a proposal to ratify the selection of KPMG LLP as independent auditors for our fiscal year ending December 31, 2004; and

     3. To consider and act upon such other matters as may properly come before the meeting and any adjournment thereof.

     The foregoing matters are more fully described in the accompanying Proxy Statement.

     The Board of Directors has fixed the close of business on March 15, 2004, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. Shares of Class A and Class B Common Stock may be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy. YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO PROMPTLY DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. Returning your proxy now will not interfere with your right to attend the Annual Meeting or to vote your shares personally at the Annual Meeting, if you wish to do so. The prompt return of your proxy may save us additional expenses of solicitation.

     All stockholders are cordially invited to attend the Annual Meeting.

                                By Order of the Board of Directors,

                                /s/ G. Larry Owens
                                G. Larry Owens
                                Chairman of the Board, Chief Executive Officer, President, and Secretary
Fort Dodge, Iowa 50501
April 15, 2004

                           SMITHWAY MOTOR XPRESS CORP.
                                2031 Quail Avenue
                             Fort Dodge, Iowa 50501
                      ____________________________________

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 14, 2004
                      ____________________________________

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Smithway Motor Xpress Corp., a Nevada corporation (the "Company," "we," "us," or "our"), to be used at the 2004 Annual Meeting of Stockholders of the Company (the "Annual Meeting"), which will be held at our headquarters located at 2031 Quail Avenue, Fort Dodge, Iowa 50501 on Friday, May 14, 2004, at 10:00 a.m. Central Time, and any adjournment thereof. All costs of the solicitation will be borne by us. The approximate date on which this Proxy Statement and the enclosed form of proxy are first being mailed to stockholders is April 15, 2004.

     The enclosed copy of our annual report for the fiscal year ended December 31, 2003, is not incorporated into this Proxy Statement and is not to be deemed a part of the proxy solicitation material.

                               PROXIES AND VOTING

     Only stockholders of record at the close of business on March 15, 2004, are entitled to vote, either in person or by valid proxy, at the Annual Meeting. Holders of Class A Common Stock are entitled to one vote for each share held.
Holders of Class B Common Stock are entitled to two votes for each share held. On March 15, 2004, there were issued and outstanding 3,846,821 shares of Class A Common Stock, par value one cent ($.01), entitled to cast an aggregate 3,846,821 votes on all matters subject to a vote at the Annual Meeting, and 1,000,000 shares of Class B Common Stock, par value one cent ($.01), entitled to cast an aggregate 2,000,000 votes on all matters subject to a vote at the Annual Meeting. We have a total of 4,846,821 shares of Common Stock outstanding, entitled to cast an aggregate 5,846,821 votes on all matters subject to a vote at the Annual Meeting. The number of issued and outstanding shares excludes approximately 937,000 shares of Class A Common Stock reserved for issuance under our incentive stock plans and other arrangements. Holders of unexercised options are not entitled to vote at the Annual Meeting. We have no other class of stock outstanding. Stockholders are not entitled to cumulative voting in the election of directors.

     All proxies that are properly executed and received by us prior to the Annual Meeting will be voted in accordance with the choices indicated. Any stockholder may be represented and may vote at the Annual Meeting by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two (2) or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one such person shall be present, then that one person, shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument provides otherwise. No such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless it is coupled with an interest or unless the stockholder executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Any stockholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting by filing with our Secretary a revocation of the proxy, by delivering to us a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

     Other than the election of directors, which requires a plurality of the votes cast, each matter to be submitted to the stockholders requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast "For" or "Against" are included. Proxies marked "Abstain" and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting. If no direction is specified by the stockholder, the proxy will be voted "For" the proposals as specified in this notice and, at the discretion of the proxy holder or holders, upon such other matters as may properly come before the meeting or any adjournment thereof.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     At the Annual Meeting, the stockholders will elect four directors to serve as our Board of Directors. Each of the elected directors will serve until the 2005 annual meeting of the stockholders of the Company or until his or her successor is duly elected or until his or her earlier death or resignation or removal in accordance with our Bylaws.

     Upon recommendation of a majority of independent directors, our Board of Directors has nominated Marlys L. Smith, G. Larry Owens, Herbert D. Ihle, and Terry G. Christenberry for election as directors. Mrs. Smith was elected to the Board on March 5, 2004, to fill the vacancy created by the death of her husband William G. Smith, our past Chairman, Chief Executive Officer, and President. Mr. Smith died of leukemia on March 3, 2004, after 46 years of service with us, including twenty years under his leadership. Mr. Rich will retire and not stand for re-election at the Annual Meeting. He will continue to serve on the Board, the Audit Committee, and the Compensation Committee until such time. The Board of Directors expects to start a search for a new director to fill the vacancy created by the retirement of Mr. Rich.

     In the absence of contrary instructions, each proxy will be voted for the election of each of the above named nominees. Marlys L. Smith and G. Larry Owens, who together are entitled to cast more than 50% of the votes entitled to be cast at the Annual Meeting, have indicated that they will vote for the election of each of the nominees, and assuming that they do, the nominees will be elected.

     Each of the nominees has consented to serve a one-year term. If any of them should become unavailable to serve as a director, the Board of Directors may designate a substitute nominee. In that case, the person or persons appointed as proxies will vote for the substitute nominee designated by the Board of Directors.

Information Concerning Continuing Directors and Executive Officers

     Information concerning the names, ages, positions with us, tenure as a director, and business experience of our continuing directors and other executive officers is set forth below. All references to experience with us include positions with our operating subsidiary, Smithway Motor Xpress, Inc., an Iowa corporation.

     Name                        Age                         Position                       Director Since
     ------------------------   -----    -----------------------------------------------   ----------------
     G. Larry Owens              66      Chairman of the Board, Chief Executive Officer,         1996
                                         President, Secretary, and Director
     Marlys L. Smith             64      Director                                                2004
     Herbert D. Ihle             64      Director                                                1996
     Terry G. Christenberry      57      Director                                                1996
     Thomas J. Witt              43      Senior Vice President of Sales and Operations            --
     Douglas C. Sandvig          39      Senior Vice President, Chief Financial Officer,          --
                                         and Treasurer
     Chad Johnson                38      Vice President - Vehicle Operations                      --

     G. Larry Owens was appointed as Chief Executive Officer, President, and Secretary on March 5, 2004, and Chairman of the Board on April 2, 2004. Mr. Owens had served prior to that time as Executive Vice President and Chief Financial Officer since joining us in January 1993 and Chief Administrative Officer since August 2001. Mr. Owens served as Chief Operating Officer from May 1998 to August 2001. Prior to joining us, Mr. Owens spent twenty-five years in the banking industry, most recently from 1982 through 1992 as President of Boatmen's Bancshares' regional banks in Spencer and Fort Dodge, Iowa.

     Marlys L. Smith served in various non-executive capacities for us between March 1990 and March 1995, and has been one of our controlling stockholders since 1995.

     Herbert D. Ihle has been President and owner of Diversified Financial Services, a Naples, Florida, management and financial services consulting firm, since 1989. From 1990 to 1992, Mr. Ihle served as Senior Vice President - Finance and Controller for Northwest Airlines, and from 1963 to 1989 served in various positions, including Executive Vice President - Finance, for Pillsbury Co. Mr. Ihle also serves as Chairman of the Board of Regents of Waldorf College in Forest City, Iowa, and is a past director of Lutheran Brotherhood Insurance Company.

     Terry G. Christenberry has been the President and a director of Christenberry, Collet & Company, Inc., an investment banking firm located in Kansas City, Missouri, since its incorporation in June 1994. From September 1986 to June 1994, Mr. Christenberry was Executive Vice President and a director of H.B. Oppenheimer & Company, Inc., also an investment banking firm located in Kansas City, Missouri.

     Thomas J. Witt served as Vice President of Sales and Marketing upon joining us in November 2001 and was appointed to serve as Senior Vice President of Sales and Operations in February 2003. Prior to joining us, Mr. Witt worked as an Account Manager in sales for i2 Technologies, a software company serving motor carriers and third party logistics companies, from November 2000. From 1998 through November 2000, Mr. Witt served as Vice President-Sales for truckload carrier Roehl Transport, Inc. Mr. Witt has over twenty years of experience in sales and marketing, primarily in the transportation industry.

     Douglas C. Sandvig was appointed Chief Financial Officer on March 5, 2004, and has held the title of Senior Vice President since February 2003 and Treasurer since October 2003. Mr. Sandvig served as Controller from when he joined us in July 1997 to March 2004 and Chief Accounting Officer from May 2000 to March 2004. Mr. Sandvig served as Vice President from September 2002 to February 2003. Prior to joining us, Mr. Sandvig was employed as a Tax Manager with Schnurr and Company LLP, a regional public accounting firm, from 1990 to 1997. Mr. Sandvig is a certified public accountant.

     Chad Johnson has served as Vice President - Vehicle Operations since joining us in August 2003. Prior to joining us, Mr. Johnson was employed by Ruan Transportation Management Systems, a privately owned transportation management company. Mr. Johnson was employed by Ruan for approximately 19 years during which time he worked in many different capacities including most recently, from January 2001 until August 2003, as Vice President - Vehicle Maintenance, from July 2000 through December 2000 as Director of Operations - Vehicle Services, from June 1999 through June 2000 as Director of Vehicle Maintenance, and from January 1997 through May 1999 as Corporate Operations Manager.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES FOR DIRECTOR PRESENTED IN PROPOSAL 1.

                              CORPORATE GOVERNANCE

                    The Board of Directors and Its Committees

Board of Directors

     Meetings of the Board of Directors. During the year ended December 31, 2003, our Board of Directors met on seven occasions. Each of the directors except Mr. Smith attended 75% or more of the meetings of the Board of Directors and the meetings held by all of the committees of the Board on which he served. Mr. Smith did not attend Board of Directors' meetings held October 24th and December 15th, for health reasons. We encourage the members of our Board of Directors to attend our annual meetings of stockholders. With the exception of Mr. Smith, who was undergoing chemotherapy treatment at the time for leukemia, all of our then-current directors attended the 2003 annual meeting of stockholders.

     Director Compensation. Directors who are not employed by us receive a $5,000 annual retainer paid every year at the annual meeting, $1,000 for each meeting of the Board of Directors attended by such director ($500 if attended telephonically), and $250 per committee meeting attended by the director (whether in person or telephonically). Non-employee directors also receive the annual option to purchase 1,000 shares of our Class A Common Stock at 85% of the market price on the date of the annual meeting, and are reimbursed for their expenses incurred in attending the meetings. The options granted to non-employee directors fully vest on the one-year anniversary of the date of grant, and expire on the six-year anniversary of the date of grant. In addition to the compensation received by non-employee directors generally, the Chairman of our Audit Committee receives every year at the annual meeting a $10,000 annual retainer paid in advance.

     Director Independence. Our Class A Common Stock is listed on the Nasdaq Small Cap Market, and therefore it is subject to the listing standards, including standards relating to corporate governance, embodied in applicable rules promulgated by the National Association of Securities Dealers, Inc. (the "NASD"). Pursuant to NASD Rule 4350(c)(1), the Board of Directors has determined that the following directors and nominees are "independent" under NASD Rule 4200(a)(15): Herbert D. Ihle, Robert E. Rich, and Terry G. Christenberry. We expect to add an additional independent director following the Annual Meeting to fill the seat for which Mr. Rich is not standing for re-election. In accordance with NASD Rule 4350(c)(2), our independent directors will hold regularly scheduled meetings, referred to as "executive sessions," at which only the independent directors are present. We anticipate that beginning in 2004 the independent directors will meet in executive session at least twice per year.

     Stockholder Communications. Our Board of Directors provides a process for stockholders to send written communications to the entire Board or individual directors. If you wish to send a communication to the entire Board of Directors, your communication should be sent via certified mail, return receipt requested, and addressed as follows: The Board of Directors, Smithway Motor Xpress Corp., c/o G. Larry Owens - Chief Executive Officer, 2031 Quail Avenue, Fort Dodge, Iowa 50501. Written communications addressed in this manner will be copied and distributed to each director at or prior to the next Board meeting. If you wish to communicate with an individual director, your communication should be sent via certified mail, return receipt requested, and addressed as follows: Name - Director, Smithway Motor Xpress Corp., c/o G. Larry Owens - Chief Executive Officer, 2031 Quail Avenue, Fort Dodge, Iowa 50501. Written communications received in this manner will not be opened, but rather delivered unopened to the director to whom they are addressed at or prior to the next Board meeting. Any communication addressed to an individual director may be disclosed by that director, in his sole discretion, to other members of the Board or management, if that director believes such disclosure is appropriate under the circumstances.

Committees of the Board of Directors

     The Board of Directors has standing Audit and Compensation Committees. Messrs. Ihle, Rich, and Christenberry are the current members of both the Audit and Compensation Committees.

The Audit Committee

     Purpose, Functions, Composition, and Meetings of the Audit Committee. The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the work of any independent public auditors engaged by us for the purpose of preparing or issuing an audit report or performing other audit or similar services for us. The Audit Committee meets with our independent public auditors to discuss our financial statements and matters relating to their independence, as well as to ensure that the scope of their activities has not been restricted and that adequate responses to their recommendations and inquiries have been received. The Audit Committee also periodically meets with management to discuss our financial statements and the adequacy of our internal financial controls. In addition, the Audit Committee reviews and approves our transactions with related parties, in the absence of the appointment of a special committee for that purpose.

     The Audit Committee currently is comprised of Robert E. Rich, Herbert D. Ihle, and Terry G. Christenberry. Mr. Rich serves as the Chairman of the Audit Committee, and will continue to serve as such until the Annual Meeting. Each member of the audit committee satisfies the independence and audit committee membership criteria set forth in NASD Rule 4350(d)(2). Specifically, each member of the Audit Committee:

     o    is independent under NASD Rule 4200(a)(15);

     o meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended;

     o did not participate in the preparation of our financial statements or the financial statements of any of our current subsidiaries at any time during the past three years; and

     o is able to read and understand fundamental financial statements, including our balance sheet, statement of operations, statement of stockholders' equity, and statement of cash flows.

     The Audit Committee met four times during 2003. Each member of the Audit Committee attended at least 75% of the Audit Committee meetings during 2003.

     Audit Committee Financial Expert. The Board of Directors has determined that at least two "audit committee financial experts," as defined under Item 401(h) of Regulation S-K, currently serve on the Audit Committee. The Board of Directors has identified Robert E. Rich and Herbert D. Ihle as audit committee financial experts, based upon education and work experience.

     Audit Committee Charter. Since 1997, the Audit Committee has operated pursuant to a written charter detailing its powers and duties. In 2003, the Audit Committee amended and restated its charter to comply with certain requirements of the Sarbanes-Oxley Act of 2002. In February 2004, the Audit Committee again amended and restated its charter to comply with the requirements of NASD Rule 4350(d)(1). A copy of the Audit Committee's current Amended and Restated Charter is attached to this proxy statement as Appendix A.

     Report of the Audit Committee. In performing its duties, the Audit Committee, as required by applicable rules and regulations promulgated by the Securities and Exchange Commission (the "SEC"), issues a report recommending to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K, and certain other matters, including the independence of our outside public auditors. The Audit Committee Report for 2003 is set forth below.

     The Report of the Audit Committee shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference.

                         Audit Committee Report for 2003

     The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of our financial reports and financial reporting processes and systems of internal controls. Our management has primary responsibility for our financial statements and the overall reporting process, including maintenance of our system of internal controls. We retain independent auditors who are responsible for conducting an independent audit of our financial statements, in accordance with generally accepted auditing standards, and issuing a report thereon. In performing its duties, the Audit Committee has discussed our financial statements with management and our independent auditors and, in issuing this report, has relied upon the responses and information provided to the Audit Committee by management and the independent auditors.

     For the fiscal year ended December 31, 2003, the Audit Committee has reviewed and discussed the audited financial statements with management and KPMG LLP, our independent auditors. Specifically, the Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380, Communication with Audit Committees or Others with Equivalent Authority and Responsibility), which include, among other things:

     o    methods used to account for significant unusual transactions;

     o the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

     o the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and

     o disagreements with management over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements.

     The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees) and discussed with the independent auditors the independent auditors' independence.

     Based on the foregoing reviews and meetings, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the SEC. The Audit Committee also approved the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2004.

                                Audit Committee:

                                Robert E. Rich (Chairman)
                                Herbert D. Ihle
                                Terry G. Christenberry

The Compensation Committee

     The Compensation Committee of the Board of Directors met once during 2003. Herbert D. Ihle, Robert E. Rich, and Terry G. Christenberry currently serve on the Compensation Committee, with Mr. Ihle serving as Chairman. This committee reviews all aspects of compensation of our executive officers and makes recommendations on such matters to the full Board of Directors. Additional information concerning the Compensation Committee, Compensation Committee Interlocks, and the Compensation Committee's Report on Executive Compensation for 2003 is set forth under "Executive Compensation" below.

Other Committees

     With the exception of the Audit Committee and the Compensation Committee, the Board does not maintain any other standing committees. However, certain procedures have been adopted by the Board of Directors regarding director nominees and candidates.

     Process for Identifying and Evaluating Director Nominees. We believe that it is appropriate for us not to have a standing nominating committee or a committee performing similar functions because a majority of our independent directors recommend director nominees for our Board's selection in accordance with the Nasdaq Stock Market Marketplace rules, and we believe such a process provides the protections of a full committee at a reduced cost. Because we do not maintain a standing nominating committee, we have no written nominating committee charter; however, we have adopted the nomination procedure described in this section by Board resolution.

     With regard to qualities and skills, our independent directors believe it is necessary that: (i) at least a majority of the members of the Board of Directors qualify as "independent" under NASD Rule 4200(a)(15); (ii) at least three members of the Board of Directors satisfy the audit committee membership criteria specified in NASD Rule 4350(d)(2); and (iii) at least one member of the Board of Directors eligible to serve on the Audit Committee has sufficient knowledge, experience, and training concerning accounting and financial matters so as to qualify as an "audit committee financial expert" within the meaning of Item

401(h) of Regulation S-K. In addition to these specific requirements, the independent directors take into account all factors they consider appropriate, which may include experience, accomplishments, education, understanding of our business and the industry in which we operate, specific skills, general business acumen, and the highest personal and professional integrity. Generally, the independent directors will first consider current Board members because they meet the criteria listed above and possess knowledge of our history, strengths, weaknesses, goals, and objectives. We do not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees.

     Consideration of Director Candidates Recommended by Stockholders. Our independent directors will consider director candidates recommended by stockholders, provided that the following procedural requirements are satisfied. Candidate recommendations should be mailed via certified mail, return receipt requested, and addressed to the "Independent Directors", Smithway Motor Xpress Corp., c/o G. Larry Owens - Chief Executive Officer, 2031 Quail Avenue, Fort
Dodge, Iowa 50501. In order to be considered for inclusion in the proxy statement, a stockholder recommendation must: (i) be received at least 120 days prior to the first anniversary of the date of the proxy statement for the prior year's annual meeting (by December 16, 2004, for director candidates to be considered for nomination for election at the 2005 annual meeting of stockholders); (ii) contain sufficient background information, such as a resume and references, to enable the committee to make a proper judgment regarding his or her qualifications; (iii) be accompanied by a signed consent of the proposed nominee to serve as a director if elected, and a representation that such proposed nominee qualifies as "independent" under NASD Rule 4200(a)(15) or, if the proposed nominee does not qualify, a description of the reason(s) he or she is not "independent"; (iv) state the name and address of the person submitting the recommendation and the number of shares of our Class A or Class B Common Stock owned of record or beneficially by such person; and (v) if submitted by a beneficial stockholder, be accompanied by evidence that the person making the recommendation beneficially owns shares of our Class A or Class B Common Stock. Stockholders always may attend the meeting in person or by valid proxy to nominate and vote in favor of a person.

                                 Code of Ethics

     The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers, and employees. The Code of Business and Ethics includes provisions applicable to our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, and constitutes a "code of ethics" within the meaning of Item 406(b) of Regulation S-K.

             Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to us, or written representations that no Forms 5 were required, we believe that our officers, directors, and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them during our preceding fiscal year, except that due to an administrative error Messrs. Ihle, Rich, and Christenberry each failed to timely report October 2003 option grants covering 1,000 shares of Class A Common Stock. All such transactions were described in our 2003 proxy statement and were reported in subsequent filings pursuant to Section 16(a). You may view copies of Section 16(a) forms our directors and executive officers file with the SEC through our website at http://www.smxc.com.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information concerning the annual and long-term compensation paid to our chief executive officer and our other named executive officers (the "Named Officers"), for services in all capacities to us for the fiscal years ended December 31, 2003, 2002, and 2001.

                                                                            Long-Term Compensation
                                                                      -----------------------------------
                                   Annual Compensation                        Awards            Payouts
                      ---------------------------------------------   ----------------------   ----------
                                                                      Restricted  Securities
                                                     Other Annual       Stock     Underlying      LTIP        All Other
Name and                        Salary      Bonus   Compensation(1)    Award(s)    Options/     Payouts    Compensation(2)
Principal Position     Year       ($)        ($)          ($)            ($)       SARs (#)       ($)            ($)
--------------------  ------  -----------  -------  ---------------   ----------  ----------   ----------  ---------------
William G. Smith,      2003    $250,000      --          --              --           --           --           $  451
Former Chairman,       2002    $300,000      --          --              --           --           --           $2,743
Chief Executive        2001    $300,000      --          --              --           --           --           $  935
Officer, President,
and Secretary

G. Larry Owens,        2003    $157,500      --          --              --           --           --           $  361
Current Chairman,      2002    $157,500      --          --              --           --           --           $2,160
Chief Executive        2001    $157,500      --          --              --         35,000         --           $  561
Officer, President,
and Secretary

Thomas J. Witt,        2003    $135,000      --          --              --         37,500         --           $  675
Senior Vice            2002    $126,000      --          --              --           --           --           $2,184
President of Sales     2001    $ 12,115(3)   --          --              --         15,000         --              --
and Operations

Douglas C.             2003    $102,068      --          --              --           --           --           $  243
Sandvig,               2002    $ 80,000      --          --              --          2,350         --           $1,094
Senior Vice            2001    $ 77,000    $6,700        --              --           --           --           $1,481
President, Chief
Financial Officer,
and Treasurer

Chad Johnson,          2003    $ 42,548(4)   --          --              --         25,000         --              --
Vice President of      2002       --         --          --              --           --           --              --
Vehicle Operations     2001       --         --          --              --           --           --              --

----------------------

(1) Other annual compensation did not exceed 10% of any Named Officer's total salary for any reported year.
(2) Amounts in 2001 represent our contributions to the Smithway Motor Xpress, Inc. 401(k) Plan, including forfeitures re-allocated to participants. In 2002 and 2003, we did not make matching contributions to the 401(k) Plan. As a result, amounts for 2002 and 2003 are comprised solely of forfeitures re-allocated pursuant to the terms of the 401(k) Plan to the accounts of the Named Officers.
(3)  Mr. Witt joined us in November  2001.
(4)  Mr. Johnson joined us in August 2003.

Options/SAR Grants in Last Fiscal Year

     The following table lists stock options granted to the Named Officers during the fiscal year ended December 31, 2003. We have not granted any stock appreciation rights ("SARs").

                                           Individual Grants
                          ----------------------------------------------------------      Potential realizable value at
                            Number of    Percent of total                                 assumed annual rates of stock
                           securities     options/SARs        Exercise                      price appreciation for option
                           underlying      granted to         or base                                   term
                            options       employees in         price        Expiration     -------------------------------
Name                       granted (#)     fiscal year         ($/Sh)         Date              5%($)            10%($)
---------------------     -------------  -----------------   ----------    -----------     -------------     -------------
William G. Smith               --              --                --             --               --                --
G. Larry Owens                 --              --                --             --               --                --
Thomas J. Witt               37,500           60.0%            $0.82        02/13/2014        $16,875          $66,375
Douglas C. Sandvig             --              --                --             --               --                --
Chad Johnson                 25,000           40.0%            $1.25        10/24/2013        $ 9,500          $47,250

Aggregated Options/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Value Table

     As indicated in the following table, no options were exercised by the Named Officers during the fiscal year ended December 31, 2003.

                                                                Number of Securities
                                                               Underlying Unexercised      Value of Unexercised In-the-
                                                                   Options/SARs                 Money Options/SARs
                             Shares                             at Fiscal Year-End           at Fiscal Year-End ($)(1)
                            Acquired on       Value       ------------------------------  ------------------------------
 Name                       Exercise (#)    Realized ($)   Exercisable    Unexercisable    Exercisable    Unexercisable
----------------------     -------------   -------------  -------------  ---------------  -------------  ----------------
William G. Smith               --              --               --              --              --             --
G. Larry Owens(2)              --              --             110,000           --           $ 4,212           --
Thomas J. Witt(3)              --              --              13,500         39,000         $10,875         $ 7,500
Douglas C. Sandvig(4)          --              --              32,350          5,000         $ 3,370         $   842
Chad Johnson(5)                --              --               5,000         20,000         $ 3,500         $14,000

----------------------

(1) Based on the $1.95 closing price of our Class A Common Stock on December 31, 2003.
(2) Mr. Owens was granted options on January 23, 1997, May 12, 2000, June 23, 2000, and May 11, 2001, covering 25,000, 25,000, 25,000, and 35,000 shares of our Class A Common Stock, respectively. The exercise prices for such options are $8.875, $3.469, $1.7815, and $2.415 per share, respectively. All of Mr. Owens' options were fully vested on the date of grant, except for the options granted on January 23, 1997, which vested 50% on the date of grant and 50% on January 1, 1998. All of Mr. Owens options terminate on the ten-year anniversary of the date of grant.
(3) Mr. Witt was granted options on December 14, 2001, and February 14, 2003, covering 15,000 and 37,500 shares of our Class A Common Stock, respectively. The exercise prices for such options are $1.550 and $0.820 per share, respectively. The options granted to Mr. Witt on December 14, 2001 (i) vest in equal annual increments of 3,000 shares per year over five years beginning on the first anniversary of the date of grant, and (ii) terminate on the ten-year anniversary of the date of grant. The options granted to Mr. Witt on February 14, 2003 (i) vest in equal annual increments of 7,500 shares per year over five years beginning on December 14, 2003, and (ii) terminate on the ten-year anniversary of the date of grant.
(4) Mr. Sandvig was granted options on January 30, 1998, June 23, 2000, and February 1, 2002, covering 10,000, 25,000, and 2,350 shares of our Class A Common Stock, respectively. The exercise prices for such options are $11.8125, $1.7815, and $2.41 per share, respectively. The options granted to Mr. Sandvig on January 30, 1998 (i) vest in equal annual increments of 2,000 shares per year over five years beginning on the first anniversary of the date of grant, and (ii) terminate on the ten-year anniversary of the date of grant. The options granted to Mr. Sandvig on June 23, 2000 (i) vest in equal annual increments of 5,000 shares per year over five years beginning on the date of grant, and (ii) terminate on the ten-year anniversary of the date of grant. The options granted to Mr. Sandvig on February 1, 2002 (i) were fully vested on the date of grant, and (ii) terminate on the ten-year anniversary of the date of grant.

(5) Mr. Johnson was granted options on October 24, 2003, covering 25,000 shares of our Class A Common Stock. The exercise price for such options was $1.250 per share. Mr. Johnson's options (i) vest in equal annual increments of 5,000 shares per year over five years beginning on the date of grant, and
     (ii) terminate on the ten-year anniversary of the date of grant.

     We do not have a long-term incentive plan or a defined benefit or actuarial plan.

Change-In-Control Arrangements and Other Rights Triggered Upon a
Change-In-Control

     We have entered into Change-In-Control Agreements with each of the following Named Officers: G. Larry Owens, Thomas J. Witt, Douglas C. Sandvig, and Chad Johnson. The Change-In-Control Agreements in general provide that if the Named Officer is involuntarily terminated in connection with the occurrence of certain change-in-control events, then the Named Officer will be entitled to a severance payment in an amount intended to compensate him for any salary that he would have otherwise been entitled to receive during the 24 month period following the occurrence of the change-in-control event (such 24 month period being referred to as the "Transition Period"). During the Transition Period, the Named Officer also would be entitled to participate in any health, disability, and life insurance plans in which he participated prior to his termination, and to be compensated for any legal fees he incurs in connection with the enforcement of his rights under the Change-In-Control Agreement. The change-in-control events giving rise to the Named Officer's rights under the Change-In-Control Agreement include, in general terms, (i) the acquisition by certain persons of beneficial ownership, whether directly or indirectly, of securities representing 35% or more of the combined voting power of our then outstanding securities, (ii) a failure of the continuing directors to constitute a majority of the board of directors, (iii) our consummation of a reorganization, merger or consolidation, or a statutory exchange of our outstanding voting securities, and (iv) a complete liquidation or dissolution or sale or other disposition of all or substantially all of our assets.

     In addition, under certain circumstances in which there is a change of control, holders of outstanding stock options granted under our Incentive Stock Plan, New Employee Incentive Stock Plan, and Outside Director Stock Option Plan (collectively, the "Plans") may be entitled to exercise such options notwithstanding that such options may otherwise not have been fully exercisable. Similar rights could be extended to holders of additional awards under the Plans if any such awards are granted.

Compensation Committee Interlocks, Insider Participation, and Related Party Transactions

     Compensation Committee Interlocks, Insider Participation. Messrs. Ihle, Rich, and Christenberry served as the Compensation Committee in 2003. None of such individuals has been our officer or employee.

     Related Party Transactions. In August 2003, we generated approximately $213,000 of cash and avoided future premium payments by selling one of our two life insurance policies covering William G. Smith, our former Chief Executive Officer, to Mr. Smith for the cash surrender value. The transferred policy had a death benefit of $1 million and the policy retained by the Company had a death benefit of $750,000. The transaction was approved by all disinterested members of our Board of Directors.

     The Compensation Committee Report on executive compensation, and the performance graph appearing later in this Proxy Statement shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any filing incorporating this proxy statement by reference, except to the extent we incorporate this report or such graph by specific reference.

Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Board of Directors prepared the following report on executive compensation for the fiscal year ended December 31, 2003.

     Under the Compensation Committee's supervision, the Company has adopted compensation policies that seek to attract and retain excellent management personnel and align the interests of executive officers with the interests of stockholders. The three primary components of executive officer compensation are base salary, bonus, and stock-based compensation.

     Base Salary. For 2003, Mr. Smith proposed, and the Compensation Committee accepted, a $50,000 reduction in his base salary. The Company did not increase the base salary of Mr. Owens for 2003. Mr. Witt received a modest increase in base salary in 2003 primarily to reflect a cost-of-living increase. Mr. Sandvig received a significant increase in base salary in 2003 to recognize his increased responsibilities on our senior management team and better align his compensation with persons in similar positions at other publicly traded truckload carriers. Mr. Johnson's base salary was based upon his professional experience, expected benefits to us of an improved maintenance program, geographic considerations, and the compensation of persons holding similar positions at other publicly traded truckload carriers.

     In approving the base salaries of the Company's executive officers for 2003, the Compensation Committee reviewed individual performance and the compensation of persons holding similar positions at other publicly traded truckload carriers. The Compensation Committee took into account the relative size of comparable companies, growth rates, geographic considerations, and operating performance. The Compensation Committee believes that the base salaries of its executive officers, other than the base salary of the Chief Executive Officer that is discussed separately below, are, primarily due to operating performance and geographic considerations, at or below the average levels paid by comparable, publicly traded truckload carriers.

     Annual Bonus. The Compensation Committee reviewed bonuses for executive officers, other than Mr. Smith and Mr. Owens, after considering whether a Company performance component was met and whether the executive officers met individual goals established prior to the beginning of the year. In 2003, Mr. Smith and Mr. Owens participated in a separate incentive compensation plan that allocated a bonus amount equal to a percentage of the Company's net earnings. None of the Named Officers or other executive officers of the Company received a bonus for 2003.

     Stock-Based Compensation. The Compensation Committee believes that the use of stock-based compensation as a component of potential compensation can align the interests of executive officers and stockholders and encourage executive officers to focus on long-term, profitable growth. From time-to-time the Compensation Committee has made or recommended stock option grants and other stock awards to executive officers. In 2003, the Company made stock option grants to Messrs. Witt and Johnson covering 37,500 and 25,000 shares of Class A Common Stock, respectively. No stock option grants or other stock awards were made to any other Named Officer in 2003.

     Chief Executive Officer. From the Company's initial public offering in 1996 to 2002, the amount of Mr. Smith's base salary was not changed. As previously mentioned, Mr. Smith proposed, and the Compensation Committee accepted, a $50,000 reduction in his base salary for 2003. The Compensation Committee believes that Mr. Smith's base salary was reasonable in relation to the base salaries of CEOs of comparable companies. As noted above, in 2003 Mr. Smith participated in an incentive compensation plan pursuant to which he was eligible to earn a bonus equal to a percentage of the Company's net earnings. In view of the large number of shares owned by Mr. Smith, he did not receive any stock option grants or other stock awards. As the Company's largest stockholder, Mr. Smith's net worth was directly affected by the Company's performance and stock price.

                                Compensation Committee:

                                Herbert D. Ihle (Chairman)
                                Robert E. Rich
                                Terry G. Christenberry

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 31, 2004, the number and percentage of outstanding shares of Class A and Class B Common Stock beneficially owned by each person known by us to beneficially own more than 5% of such stock, by each director, by each Named Officer, and by all of our directors and executive officers as a group. Share numbers and other information for Dimensional Fund Advisors Inc. are as of December 31, 2003, and solely based upon a Schedule 13G/A filed with the SEC. According to our transfer agent, we had outstanding 3,846,821 shares of Class A Common Stock and 1,000,000 shares of Class B Common Stock as of March 31, 2004.

                                                                                                   Percent of(2)
                                                                   Amount and Nature of    ---------------------------------
Name of Beneficial Owner(1)                    Title of Class     Beneficial Ownership(2)    Class A     Class B    Total(3)
------------------------------------         ------------------  ------------------------  -----------  ---------- ---------
                                               Class A Common              1,098,152
Marlys L. Smith(4)                             Class B Common              1,000,000            28.5%      100%       43.3%
G. Larry Owens(5)                              Class A Common                283,986             7.2%        0%        5.7%
Thomas J. Witt(6)                              Class A Common                 13,500                *        0%          *
Herbert D. Ihle(7)                             Class A Common                 12,000                *        0%          *
Robert E. Rich(7)                              Class A Common                 13,000                *        0%          *
Terry G. Christenberry(7) (8)                  Class A Common                 21,500                *        0%          *
Douglas C. Sandvig(9)                          Class A Common                 35,100                *        0%          *
Chad Johnson(10)                               Class A Common                  5,000                *        0%          *
Dimensional Fund Advisors Inc.                 Class A Common                239,400             6.2%        0%        4.9%
All directors and executive officers           Class A Common              1,482,238
as a group (8 persons)                         Class B Common              1,000,000            37.2%      100%       49.8%

----------------------

*    Less than one percent (1%).
(1) The business address of Marlys L. Smith is 1129 Colonial Drive, Fort Dodge, Iowa 50501, and the business address of G. Larry Owens is 2031 Quail Avenue, Fort Dodge, Iowa 50501. The business address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.
(2) In accordance with applicable rules under the Securities Exchange Act of 1934, as amended, the number of shares indicated as beneficially owned by a person includes shares of Class A Common Stock underlying options that are currently exercisable or will be exercisable within 60 days from March 31, 2004. Shares of Class A Common Stock underlying stock options that are currently exercisable or will be exercisable within 60 days from March 31, 2004, are deemed to be outstanding for purposes of computing the percentage ownership of the person holding such options and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated all shares are owned directly.
(3) The Class A Common Stock is entitled to one vote per share. The Class B Common Stock is entitled to two votes per share so long as it is beneficially owned by Marlys L. Smith or certain members of her immediate family. As a result of this two-class structure, Mrs. Smith beneficially owns shares of Class A and Class B Common Stock representing 53.0% of the voting power of all outstanding voting shares.
(4) All shares held by Mrs. Smith except (a) 190,000 shares of Class A Common Stock held in the name of Melissa Turner as voting trustee for the benefit of the Smith Family Limited Partnership, (b) 49,628 shares of Class A Common Stock held pending probate in Mr. Smith's 401(k) Plan account, and
     (c) 10,126 shares of Class A Common Stock held individually by Mrs. Smith. Melissa Turner is the daughter of Mrs. Smith.
(5) Includes (a) 200 shares held as custodian for minor children under the Uniform Gifts to Minors Act, as to which beneficial ownership is disclaimed, (b) 23,786 shares of Class A Common Stock held under our 401(k) Plan, and (c) options to purchase 110,000 shares of Class A Common Stock granted to Mr. Owens under our Incentive Stock Plan, which options are fully vested.
(6) Includes options to purchase 13,500 shares of Class A Common Stock granted to Mr. Witt under our New Employee Incentive Stock Plan that are currently exercisable or will become exercisable within 60 days from March 31, 2004.

(7) Includes options to purchase 9,000 shares of Class A Common Stock granted to each of Messrs. Ihle, Rich, and Christenberry under our Outside Director Plan and other arrangements that are currently exercisable or will become exercisable within 60 days from March 31, 2004.
(8) Includes 2,500 shares held under the Christenberry, Collett & Company, Inc. 401(k) Plan, a unitized plan that had allocated approximately 25% of the Plan assets to Mr. Christenberry. Beneficial ownership of Plan assets not allocated to Mr. Christenberry is disclaimed.
(9) Includes options to purchase 32,350 shares of Class A Common Stock granted to Mr. Sandvig under our Incentive Stock Plan that are currently exercisable or will become exercisable within 60 days of March 31, 2004.
(10) Includes options to purchase 5,000 shares of Class A Common Stock granted to Mr. Johnson under our New Employee Incentive Stock Plan that are currently exercisable or will become exercisable within 60 days from March 31, 2004.

                             STOCK PERFORMANCE GRAPH

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                PERFORMANCE GRAPH FOR SMITHWAY MOTOR XPRESS CORP.

         The following graph compares the cumulative total stockholder return of our Class A Common Stock with the cumulative total stockholder return of the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Trucking & Transportation Stocks commencing December 31, 1998, and ending December 31, 2003.



                             GRAPH IS CENTERED HERE
                                 IN PRINTED FORM



-------------------------------------------------------------------------------------------------------------------------
                                                         Legend
Symbol          CRSP Total Returns Index for:            12/1998    12/1999    12/2000    12/2001    12/2002    12/2003
------          -----------------------------            -------    -------    -------    -------    -------    -------
_____________   Smithway Motor Xpress Corp.               100.0       55.0       22.5       24.7       10.3       26.0

- - - - - -     Nasdaq Stock Market (U.S. Companies)      100.0      185.4      111.8       88.7       61.3       91.7

-------------   Nasdaq Trucking & Transportation Stocks   100.0       95.3       86.6      102.4      104.3      149.4
                SIC 3700-3799, 4200-4299, 4400-4599, 4700-4799 U.S. and Foreign

Notes:
A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.0 on 12/31/1998.
-------------------------------------------------------------------------------------------------------------------------

Prepared  by CRSP  (www.crsp.uchicago.edu),  Center  for  Research  in  Security
Prices, Graduate School of Business, The University of Chicago. Used with permission. All rights reserved.

     The stock performance graph assumes $100 was invested on December 31, 1998. There can be no assurance that our stock performance will continue into the future with the same or similar trends depicted in the graph above. We will not make or endorse any predictions as to future stock performance. The CRSP Index for Nasdaq Trucking & Transportation Stocks includes all publicly held truckload motor carriers traded on the Nasdaq Stock Market, as well as all Nasdaq companies within the Standard Industrial Code Classifications 3700-3799, 4200-4299, 4400-4599, and 4700-4799 US & Foreign.

                                   PROPOSAL 2
                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Audit Committee of our Board of Directors approved the selection of KPMG LLP ("KPMG") as our independent auditors for the fiscal year ending December 31, 2004. KPMG has served as our independent auditors since December 1994. Representatives of KPMG are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

Principal Accounting Fees and Services

     The following table shows the fees for professional services provided by KPMG for the audit of our annual financial statements for both of the fiscal years ended December 31, 2002 and 2003, and the review of financial statements included in our quarterly reports on Form 10-Q during those periods, as well as fees billed by KPMG for other services rendered during those periods:

                                             Aggregate Amount Billed by
                                                       KPMG
                                      -------------------------------------
         Services Rendered                  2003                2002
         -----------------            -----------------   -----------------
         Audit Fees(1)                $         94,000    $         59,750
         Audit-Related Fees(2)        $          6,525    $         12,915
         Tax Fees(3)                  $          9,530    $         24,295
------------------------
(1) Audit Fees represent fees billed for professional services rendered by the principal independent public auditors for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q, or services that are normally provided by such auditors in connection with statutory or regulatory filings or engagements for those fiscal years.

(2) Audit-Related Fees represent fees billed for assurance and related services by the principal independent public auditors that are reasonably related to the performance of the audit or review of financial statements. For fiscal 2003 and 2002, Audit-Related Fees were comprised of fees related to the benefit plan.

(3) Tax Fees represent fees billed for professional services rendered by the principal independent auditors for tax compliance.

     Our Audit Committee maintains a policy pursuant to which it pre-approves all audit, audit-related, tax, and other permissible non-audit services provided by our principal independent auditors in order to assure that the provision of such services is compatible with maintaining the auditors' independence. Under this policy, the Audit Committee pre-approves, on an annual basis, specific types or categories of engagements constituting audit, audit-related, tax, or other permissible non-audit services to be provided by the principal independent public auditors. Pre-approval of an engagement for a specific type or category of services generally is provided for up to one year and typically is subject to a budget comprised of a range of anticipated fee amounts for the engagement. Management and the independent public auditors are required to periodically report to the Audit Committee regarding the extent of services provided by the principal independent auditors in accordance with the annual pre-approval, and the fees for the services performed to date. To the extent that management believes that a new service or the expansion of a current service provided by the principal independent auditors is necessary or desirable, such new or expanded services are presented to the Audit Committee for its review and approval prior to the engagement of the principal independent auditors to render such services. No audit-related, tax, or other non-audit services were approved by the Audit Committee pursuant to the de minimus exception to the pre-approval requirement under Rule 2-01, paragraph (c)(7)(i)(C), of Regulation S-X during the fiscal year ended December 31, 2003.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 2 TO RATIFY THE SELECTION OF KPMG AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.

                              STOCKHOLDER PROPOSALS

     To be eligible for inclusion in our proxy materials relating to the 2005 annual meeting of stockholders, stockholder proposals intended to be presented at that meeting must be received by us in writing on or before December 16, 2004. However, if the date of the 2005 annual meeting of stockholders is more than thirty days before or after May 14, 2005, then the deadline for submitting any such stockholder proposal for inclusion in the proxy materials relating to the 2005 annual meeting of stockholders will be a reasonable time before we begin to print or mail such proxy materials. The inclusion of any such stockholder proposals in such proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, including Rule 14a-8.

     We must receive in writing any stockholder proposals to be considered at our 2005 annual meeting of stockholders, but not included in our proxy materials relating to that meeting, by March 1, 2005. However, if the date of the 2005 annual meeting of stockholders is more than thirty days before or after May 14, 2005, then the deadline for submitting any such stockholder proposal will be a reasonable time before we mail the proxy materials relating to such meeting. Under Rule 14(a)-4(c)(1) of the Securities Exchange Act of 1934, as amended, the proxy holders designated by an executed proxy in the form accompanying our 2005 proxy statement will have discretionary authority to vote on any stockholder proposal that is not received on or prior to the deadline described above.

     Written copies of all stockholder proposals should be sent to our principal executive offices at 2031 Quail Avenue, Fort Dodge, Iowa 50501 to the attention of G. Larry Owens, our Secretary.

                                  OTHER MATTERS

     The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matters are properly brought before the Annual Meeting or any adjournment thereof, the proxy holders named in the accompanying form of proxy will have discretionary authority to vote proxies in accordance with their judgment with respect to such matters, unless the person executing any such proxy indicates that such authority is withheld.

                                Smithway Motor Xpress Corp.

                                /s/ G. Larry Owens
                                G. Larry Owens
                                Chairman of the Board, Chief Executive Officer, President, and Secretary
April 15, 2004

                                                                     APPENDIX A


                           SMITHWAY MOTOR XPRESS CORP.
                             AUDIT COMMITTEE CHARTER
                      As approved by the Board of Directors
                              On February 13, 2004


                                      ROLE

The Audit Committee of the Board of Directors assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting and reporting practices of the Company, the qualifications and independence of the public accounting firm engaged to prepare or issue an audit report on the financial statements of the Company (the "Independent auditor"), and such other duties as directed by the Board. The Committee's role includes discussing with management the Company's processes to manage financial risk, and for compliance with significant applicable legal, ethical, and regulatory requirements. The Committee has sole authority over the appointment and replacement of the independent auditor and is directly responsible for compensation, and oversight of the independent auditor.

                                   MEMBERSHIP

The membership of the Committee consists of three directors. Each member shall meet the experience requirements of the listing standards of The Nasdaq Stock Market and applicable laws and regulations. Each member will be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment. Applicable laws and regulations will be followed in evaluating a member's independence. The Board appoints the chairperson.

                                   OPERATIONS

     The Committee meets at least once each quarter. Additional meetings may occur as the Committee or its chair deems advisable. The Committee will cause to be kept adequate minutes of all its proceedings, and will report its actions to the next meeting of the Board. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee will be governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (a) any provision hereof,
(b) any provision of the Bylaws of the Corporation, or (c) the laws of the State of Nevada.

                            COMMUNICATIONS/REPORTING

     The independent auditor reports directly to the Committee. The Committee is expected to maintain free and open communication with the independent auditor and the Company's management. This communication will include periodic separate executive sessions with each of these parties.

                                    EDUCATION

The Company and Committee Chairman is responsible for providing the Committee with educational resources related to accounting principles and procedures, current accounting topics pertinent to the Company and other material as may be requested by the Committee. The Company will assist the Committee in maintaining appropriate financial literacy.

                                    AUTHORITY

The Committee will have the resources and authority necessary to discharge its duties and responsibilities, including the authority to retain outside counsel or other experts or consultants, as it deems appropriate. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company, and the Committee will take all necessary steps to preserve the privileged nature of those communications.

                                RESPONSIBILITIES

     The Committee's specific responsibilities in carrying out its oversight role are delineated in the Audit Committee Responsibilities Calendar. As the compendium of Committee responsibilities, the most recently updated Responsibilities Calendar will be considered to be an addendum to this Charter. The Committee will review and reassess the adequacy of this Charter annually to reflect changes in regulatory requirements, authoritative guidance, and evolving oversight practices and recommends any proposed changes to the Board.

The Committee relies on the expertise and knowledge of management and the independent auditor in carrying out its oversight responsibilities. Management of the Company is responsible for determining the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. The independent auditor is responsible for auditing the Company's financial statements. It is not the duty of the Committee to plan or conduct audits, to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, to conduct investigations, or to assure compliance with the laws and regulations or the Company's internal policies, procedures and controls.

                                      PROXY
                           SMITHWAY MOTOR XPRESS CORP.
              PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 14, 2004
          Solicited on Behalf of the Board of Directors of the Company

     The undersigned holder(s) of Class A and/or Class B Common Stock (individually or together referred to as "Common Stock") of Smithway Motor Xpress Corp., a Nevada corporation (the "Company"), hereby appoint(s) G. Larry Owens and Douglas C. Sandvig, and each or either of them, attorneys and proxies of the undersigned, with power of substitution, to vote all of the Common Stock that the undersigned is (are) entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's Headquarters, 2031 Quail Avenue, Fort Dodge, Iowa 50501, on Friday, May 14, 2004, 10:00 a.m. Central Time, and at any adjournment thereof, as follows:

1. Election of Directors  [ ] FOR all nominees listed below              [ ] WITHHOLD AUTHORITY to
                              (except as marked to the contrary below)       vote for all nominees listed below


INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name below.

         Marlys L. Smith          G. Larry Owens           Herbert D. Ihle           Terry G. Christenberry

2. Approval of the proposal to ratify the selection of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2004.

               [ ] FOR                      [ ] AGAINST                         [ ] ABSTAIN


3. In their discretion, the attorneys and proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

                     [ ] GRANT AUTHORITY to vote               [ ] WITHHOLD AUTHORITY to vote


                                             (Continued and to be signed on reverse side)





                                                   (Continued from the other side)

     A vote FOR Proposals 1 and 2, and granting the proxies discretionary authority, is recommended by the Board of Directors of the
Company. When properly executed, this proxy will be voted in the manner directed by the undersigned stockholder(s).  If no direction is given,  the proxy will be voted "For"  Proposals 1 and 2, and, at the discretion of the proxy holder,  upon such other matters as may properly come before the meeting or any adjournment thereof.  Proxies marked "Abstain" and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

     The undersigned  acknowledges  receipt of the Notice and Proxy  Statement for the 2004 Annual Meeting of  Stockholders  and the
Annual Report to Stockholders for the fiscal year ended December 31, 2003.

                                                          Dated __________________________________, 2004

                                                          ________________________________________________________

                                                          ________________________________________________________
                                                                             Signature(s)

                                                          Please date and sign exactly as name(s) appear(s) on your Common Stock certificate(s). If shares are held jointly, each owner should sign this proxy. If acting as an executor, administrator, trustee, custodian, guardian, etc., you should so indicate in signing. If the tockholder is a corporation or other business entity, the proxy should indicate the full legal name of the corporation or entity, and be signed by a duly authorized officer (indicating his or her position).